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                                    EXHIBIT A

The securities being reported by HCC Insurance Holdings, Inc. ("HCC"), as a holding company, are beneficially owned by the following direct or indirect wholly-owned subsidiaries of HCC:



           Subsidiary                   Number of Shares Beneficially Owned
           ----------                   -----------------------------------

     Houston Casualty Company                        1,112,043